Exhibit 23.1

5400 W Cedar Ave
Lakewood, CO 80226
Telephone: 303.953.1454
Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on the amendment No. 1 to Form S-1 of our report dated November 3, 2021, relating to the financial statements of Energy Cloud I Acquisition Corporation as of August 8, 2021, and for the period from inception to August 8, 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on December 3, 2021.

/s/ B F Borgers CPA PC
Lakewood, Colorado
December 3, 2021